Exhibit 99.1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6 *CUSIP: 21988K859

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 16, 2010.

INTEREST ACCOUNT
----------------


Balance as of August 15, 2009................................             $0.00
         Swap Receipt Amount.................................             $0.00
         Scheduled Income received on securities.............       $793,125.00
         Unscheduled Income received on securities...........             $0.00

LESS:
         Swap Distribution Amount............................              0.00
         Distribution to the Holders.........................      -$793,125.00
         Distribution to Depositor...........................            -$0.00
         Distribution to Trustee.............................            -$0.00
Balance as of February 16, 2010..............................             $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of August 15, 2009................................             $0.00
         Scheduled principal payment received on securities..             $0.00

LESS:
       Distribution to Holders...............................            -$0.00
Balance as of February 16, 2010..............................             $0.00


               UNDERLYING SECURITIES HELD AS OF February 16, 2010

           Principal
            Amount                    Title of Security
           ---------                  -----------------
         $25,000,000      Goldman Sachs Capital I, 6.345% Capital Securities due
                          February 15, 2034
                          *CUSIP:        38143VAA7

CREDIT SUPPORT AS OF February 16, 2010

           Notional
            Amount                    Title of Security
           --------                   -----------------
         $25,000,000      Swap Agreement Dated as of March 19, 2004 between the
                          Trust and Lehman Brothers Special Financing Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.